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                                                                    EXHIBIT 12.1

COLONIAL REALTY LIMITED PARTNERSHIP
RATIO OF EARNINGS TO FIXED CHARGES
(all dollar amounts in thousands)

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
                                                                                      YEAR ENDED DECEMBER 31,
                                                                   2004         2003         2002         2001         2000
                                                                ---------    ---------    ---------    ---------    ---------
EARNINGS:
Pre-tax income before income, loss from equity investees,
   extraordinary gain or loss, or gains on sale of properties   $  33,349    $  41,534    $  80,675    $  62,301    $  54,237
Amoritzation of interest capitalized                                1,800        1,700        1,500        1,300        1,100
Interest capitalized                                               (6,907)      (5,576)      (8,064)     (10,608)      (9,553)
Distributed income of equity investees                              3,588        2,148        2,073          710        1,365
Fixed charges                                                      90,310       76,243       76,965       83,326       82,632
                                                                ---------    ---------    ---------    ---------    ---------

       Total earnings                                           $ 122,140    $ 116,049    $ 153,149    $ 137,029    $ 129,781
                                                                ---------    ---------    ---------    ---------    ---------

FIXED CHARGES:
Interest expense                                                $  79,136    $  67,556    $  65,265    $  71,397    $  71,855
Capitalized interest                                                6,907        5,576        8,064       10,608        9,553
Debt costs amortization                                             4,267        3,111        3,636        1,321        1,224
                                                                ---------    ---------    ---------    ---------    ---------

     Total Fixed Charges                                        $  90,310    $  76,243    $  76,965    $  83,326    $  82,632
                                                                ---------    ---------    ---------    ---------    ---------

RATIO OF EARNINGS TO FIXED CHARGES                                    1.4          1.5          2.0          1.6          1.6
                                                                =========    =========    =========    =========    =========
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